Exhibit 23.11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-146300), on Form S-3 ASR (No. 333-192327) and on Form S-8 (No. 333-146298) of Energy Transfer Equity, L.P of our reports dated February 21, 2014 and February 19, 2013 relating to the financial statements of Midcontinent Express Pipeline LLC, which appear in Exhibits 99.3 and 99.4 of the 2013 Annual Report on Form 10-K of Regency Energy Partners LP, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 27, 2014